Exhibit 99.1

Advanced BioPhotonics Inc. and The Dartmouth Hitchcock Medical Center
               Enter Into Pilot Site Research Agreement

    BOHEMIA, N.Y.--(BUSINESS WIRE)--June 15, 2006--Advanced
BioPhotonics Inc. (OTCBB: ABPH):

    --  Dartmouth Hitchcock Medical Center to Serve as a Pilot
        Research Site to Investigate the Unique Use of Company's
        DIRI(R) Technology in Identifying Perforator Vessels in
        Plastic and Reconstructive Surgery Procedures

    Advanced BioPhotonics Inc. (OTCBB: ABPH) a developer of next generation medical imaging applications using advanced infrared technology announced today that it has entered into an agreement with The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery. Dartmouth will participate in the company's multi-center clinical trial investigating the use of Advanced BioPhotonics' proprietary DIRI(R) method of dynamic infrared imaging in mapping vascular perforator blood vessels in Plastic and Reconstructive Surgery procedures.
    "Dartmouth is the third luminary medical center in the United States to join this multi-center trial. The company believes that perforator vessel localization in Plastic and Reconstructive surgery flap procedures represents an important surgical application that has the potential to shorten O.R. procedure times by providing surgeons with anatomical information and measurements not readily available today with conventional imaging techniques" said Robert Ellis, Senior Vice President of Advanced BioPhotonics. "We are delighted and privileged to be working with Dartmouth's Department of Surgery on this application."
    To conduct this study, which is scheduled to begin within two weeks, Dartmouth will utilize the Company's patented BioScanIR(R) System, a functional medical imaging modality that provides a fast, non-invasive, radiation-free method for detecting diseases that affect perfusion and reperfusion in human tissue. The agreement is for a period of one year.
    The company expects at least one additional luminary medical center to join this trial in the next several weeks and expects to conclude the trial in September 2006.
    "It will be very interesting to investigate the effectiveness of this technology. We hope that it offers us a more effective way to deal with some of our reconstructive challenges" said Christopher Demas, M.D., Plastic and Reconstructive Surgeon at the Dartmouth Hitchcock Medical Center.

    About Advanced BioPhotonics

    Advanced BioPhotonics Inc. (OTCBB: ABPH) headquartered in Bohemia, New York, is an innovative developer of medical imaging applications using advanced infrared technology. Advanced BioPhotonics provides imaging technology for clinicians and researchers for use in the detection and management of diseases affecting perfusion or reperfusion of tissue or organs.

    Advanced BioPhotonics's mission is to improve the quality and cost-effectiveness of healthcare services and research through identifying, acquiring and adapting high-resolution infrared technology for biomedical applications. For more information about the Company and its technology, please visit http://www.advancedbp.com/.

    This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, the ability of the Company to develop effective new products and receive governmental approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    CONTACT: Advanced BioPhotonics Inc.
             Denis O'Connor, 631-244-8244
             doconnor@advancedbp.com
             or
             Robert P. Ellis, 631-244-8244
             rellis@advancedbp.com
             or
             Investors:
             The Investor Relations Group
             Erika Moran or Tom Caden, 212-825-3210